ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE, is made and entered into this the 7th day of May, 2014, by and between Biopharm Properties, LLC (“Landlord”) and Chimerix, Inc. (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Sixth Lease Amendment dated March 1, 2014 together with the original Lease dated September 1, 2008 and Amended February 9, 2009, June 9, 2009, May 17, 2011, February 29, 2012, November 30, 2012, and again March 1, 2014 (collectively known as the “Lease”), under the terms of which Landlord leases to Tenant certain premises in or near the City of Durham, North Carolina.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto do agree that the Sixth Lease Amendment shall be more clearly amended and modified and the following paragraphs shall supersede those listed in the Sixth Lease Amendment and become in full force and in effect:

1.	Tenants Lease expired June 30, 2014. Tenant elects to remain in the Leased Premises for a period to commence on July 1, 2014 and expire July 31, 2014.

3.	Tenant shall surrender possession of the Leased Premises as defined in the Lease on or before July 31, 2014 (refer to Article 28 Surrender of Possession within the Lease for Tenant requirements).

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to Lease to be executed as of the date first set forth above.

LANDLORD: BIOPHARM PROPERTIES, LLC

Granite Investments, LLC, Manager

By:	/s/ C. Richard Vaughn
Its:	Manager

TENANT: CHIMERIX, INC.

By:	/s/ Timothy W. Trost
Its:	SVP & CFO

1